UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): September 30, 2022
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2022, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), as seller, entered into the First Amended and Restated Master Repurchase Agreement, with JP Morgan Chase Bank, N.A. (“JP Morgan”), as buyer (the “Amended MRA”) along with certain ancillary agreements (together, the “JP Morgan Warehouse Facility”) pursuant to which the Company may sell to, and later repurchase from, JP Morgan certain residential mortgage loans. The Amended MRA amended and restated in its entirety that certain Master Repurchase Agreement by and between the Company and JP Morgan, dated June 3, 2016. Along with certain technical changes, the Amended MRA and ancillary agreements extended the termination date of the JP Morgan Warehouse Facility to September 29, 2023 and, based on the Company’s current and projected funding capacity requirements, decreased the facility amount to $600 million.

The foregoing description of the Amended MRA is not complete and is qualified in its entirety by reference to the full text of the Amended MRA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement

On September 30, 2022, the Company, decided to reduce its funding capacity based on current and projected mortgage loan originations by exercising its right to prepay in full its 2021-2 Securitization Facility (as defined below) and terminating (a) its Master Repurchase Agreement, dated as of April 23, 2021 (as further amended, supplemented and otherwise modified as of the date hereof, the “MRA”), between Mello Warehouse Securitization Trust 2021-2 (“MWST 2021-2”), as buyer, and the Company, as seller; (b) its Indenture, dated as of April 23, 2021 (the “Indenture”), between MWST 2021-2, as issuer, the Company, as servicer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as indenture trustee and note calculation agent, and U.S. Bank National Association, as standby servicer and initial securities intermediary; and (c) certain ancillary agreements (together with the Indenture and the MRA, the “2021-2 Securitization Facility”).

Pursuant to the Indenture, the MWST 2021-2 initially issued $500 million of notes (the “MWST Notes”). The MWST Notes were backed by a revolving warehouse line of credit, secured by newly originated, first-lien, fixed rate or adjustable rate, residential mortgage loans which are originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans and other eligibility criteria set forth in the MRA.

No borrowings are currently outstanding under the 2021-2 Securitization Facility and the Company did not incur any termination penalties as a result of the termination of the 2021-2 Securitization Facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	First Amended and Restated Master Repurchase Agreement, dated September 30, 2022, by and between loanDepot.com, LLC and JPMorgan Chase Bank, N. A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Date: October 6, 2022